                                               Registration No. ________________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 OHM CORPORATION
             (Exact name of registrant as specified in its charter)


                 OHIO                                         34-1503050
    (State or other jurisdiction of                        (I.R.S. Employer
    incorporation or organization)                        Identification No.)



                 16406 U.S. Route 224 East, Findlay, Ohio 45840
           (Address of Principal Executive Offices Including Zip Code)

                                 OHM CORPORATION
                   RETIREMENT AND INCENTIVE COMPENSATION PLAN
                            (Full title of the plan)

                                  James L. Kirk
          Chairman of the Board, President and Chief Executive Officer
                                 OHM Corporation
                            16406 U.S. Route 224 East
                               Findlay, Ohio 45840
                     (Name and address of agent for service)

                                 (419) 423-3529
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                                            Proposed
                                                   Proposed                  maximum
Title of securities       Amount to be         maximum offering        aggregate offering           Amount of
to be registered           registered        price per obligation           price (1)           registration fee

-----------------------------------------------------------------------------------------------------------------------

Deferred
Compensation
Obligations (2)(3)        $2,400,000                 100%             $2,400,000               $728

=======================================================================================================================

(1)      Estimated solely for the purpose of determining the registration fee.

(2) The Deferred Compensation Obligations are unsecured obligations of OHM Corporation to pay deferred compensation in the future in accordance with the terms of the OHM Corporation Retirement and Incentive Compensation Plan (the "Plan").

(3) Participants in the Plan may elect to have deferred compensation treated as if such amount had been used to purchase OHM Corporation Common Stock. For purposes of this registration statement, this investment option is referred to as Units. The Units will accrue earnings (or losses) on deferred compensation payment obligations based on the performance of OHM Corporation Common Stock. No additional consideration will be paid for the Units.

                         Exhibit Index Appears on Page 7

                               Page 1 of 12 Pages



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                                     Part II

Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

         The following documents previously filed by OHM Corporation (the "Registrant" or the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference: the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (File No. 1-09654); Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996 (File No. 1-09654); and the description of Common Stock, par value $.10 per share ("Common Stock") contained in the Registration Statement on Form 8-A filed on August 4, 1987 (File No. 1-09654).

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents.

Item 4.   Description of Securities
          -------------------------

         Under the OHM Corporation Retirement and Incentive Compensation Plan (the "Plan"), the Company will provide eligible employees the opportunity to defer a specified percentage of their cash compensation. The obligations of the Company under the Plan (the "Deferred Compensation Obligations") will be unsecured general obligations of the Company to pay the deferred compensation in the future in accordance with the terms of the Plan, and will rank pari passu with other unsecured and unsubordinated indebtedness of the Company from time to time outstanding.

         The amount of compensation to be deferred by each participating employee will be determined in accordance with the Plan based on elections by the employee. Each Deferred Compensation Obligation will be payable in accordance with the terms of the Plan. Under the Plan, participants may elect to invest deferred compensation in a "Retirement Deferral Account" or an "OHM Common Stock Deferral Account." The Retirement Deferral Account will be credited with compensation that the participant elects to defer, Company matching contributions and interest. The "OHM Common Stock Deferral Account" will be credited with Company matching contributions and with compensation that the participant elects to defer in a manner such that the amount deferred will be treated as if such amount had been used to purchase shares of the Registrant's Common Stock. This is, however, only an bookkeeping entry and not an actual purchase of the Registrant's Common Stock. For purposes of this Registration Statement, these investments are referred to as Units. The value of the Units will fluctuate based on changes in the value of OHM Corporation Common Stock. To the extent that dividends are paid on OHM Corporation Common Stock, a like amount will be added to the participant's account and, reinvested in Units. This right to accrue earnings (or losses) based on fluctuations in the value of OHM Corporation Common Stock is being registered on this Registration Statement on Form S-8.

         An employee participant's right or the right of any other person to the Deferred Compensation Obligations cannot be alienated, commuted, anticipated or assigned. The Deferred Compensation Obligations are not subject to the debts, contracts, liabilities, engagements or torts of any person entitled to receive benefits under the Plan.

         The Board of Directors of the Company may amend, suspend or terminate the Plan at any time. However, no Plan amendment, suspension or termination may adversely effect amounts deferred by the participant to the Plan (other than employer matching contributions and the rate or calculation of interest).

Item 5.   Interests of Named Experts and Counsel
          --------------------------------------

         The Opinion of Counsel as to the legality of the securities being issued (constituting Exhibit 5) has been rendered by counsel who is a full-time employee of the Registrant.

                               Page 2 of 12 Pages

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

         Article V of the Registrant's Regulations provides that the Registrant shall indemnify its directors, officers and employees, and may indemnify its agents, to the fullest extent permitted by law under prescribed conditions and subject to various qualifications. Article V of the Regulations is set forth in Section (a) under the caption "Indemnification of Directors and Officers" in the Registration Statement on Form S-8 (File No. 33-55371) that was filed with the Commission on September 2, 1994.

         Reference is made to Section 1701.13(E) of the Ohio Revised Code relating to indemnification of directors, officers, employees and agents of an Ohio corporation.

         The Registrant has entered into amended and restated indemnification agreements with its directors and officers that indemnify them against many of the types of claims that may be made against them. A Form of Amended and Restated Indemnification Agreement was filed as Exhibit 10.9 to the Registrant's Form 10-K for the year ended December 31, 1995.

Item 7.   Exemption from Registration Claims
          ----------------------------------

         Not Applicable.

Item 8.  Exhibits
         --------

         4.1 OHM Corporation Retirement and Incentive Compensation Plan, which is incorporated by reference from Exhibit 10.33 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1996.

         5        Opinion of Counsel.

         15       Letter to SEC Re Unaudited Financial Information.

         23(a)    Consent of Ernst & Young LLP.

         23(b)    Consent of Counsel -- See Exhibit 5.

         24.1     Power of Attorney.

         24.2     Power of Attorney.

Item 9.  Undertakings
         ------------

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule

                               Page 3 of 12 Pages

                                    424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
                  Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                               Page 4 of 12 Pages

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Findlay, State of Ohio, on February 4, 1997.

                                     OHM CORPORATION

                            By:      /s/ Pamela K.M. Beall
                                     ------------------------------------------
                                     Pamela K.M. Beall, Vice President,
                                     Treasurer and Assistant Secretary

                               Page 5 of 12 Pages

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


           Signature                             Title                             Date
           ---------                             -----                             ----


        *                        Chairman of the Board of Directors,            February 4, 1997
------------------------------   President and Chief Executive
James L. Kirk                    Officer (Principal Executive Officer)



/s/ Philip O. Strawbridge        Vice President and Chief Financial             February 4, 1997
------------------------------   and Administrative Officer (Principal
Philip O. Strawbridge            Financial Officer)



        *                        Controller (Principal Accounting               February 4, 1997
------------------------------   Officer)
Kris E. Hansel

        *                        Director                                       February 4, 1997
------------------------------
William P. Hulligan

        *                        Director                                       February 4, 1997
------------------------------
Herbert A. Getz

        *                        Director                                       February 4, 1997
------------------------------
Ivan W. Gorr

        *                        Director                                       February 4, 1997
------------------------------
Charles D. Hollister

        *                        Executive Vice President and                   February 4, 1997
------------------------------   Director
Joseph R. Kirk

        *                        Director                                       February 4, 1997
------------------------------
James E. Koenig

        *                        Director                                       February 4, 1997
------------------------------
Richard W. Pogue

        *                        Director                                       February 4, 1997
------------------------------
Charles W. Schmidt



         * Pamela K.M. Beall, the undersigned attorney-in-fact, by signing her name hereto, does sign and execute this Registration Statement on behalf of the above-named officers and directors pursuant to powers of attorney filed with the Securities and Exchange Commission as Exhibit 24.1 and Exhibit 24.2 to this Registration Statement.


February 4, 1997                By:      /s/ Pamela K.M. Beall
                                         --------------------------------------,
                                         Pamela K.M. Beall, Attorney-in-Fact

                               Page 6 of 12 Pages

                                 EXHIBIT INDEX
                                 -------------

                                                                                 Pagination by
                                                                                   sequential
   Exhibit                              Exhibit                                    numbering
   Number                             Description                                   system
   ------                             -----------                                   ------

     4.1 OHM Corporation Retirement and Incentive Compensation Plan, which is incorporated by reference from Exhibit 10.33 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1996.

      5         Opinion of Counsel.                                                     8

     15         Letter to SEC Re Unaudited Financial Statements.                        9

    23(a)       Consent of Ernst & Young LLP.                                          10

    23(b)       Opinion and Consent of Counsel -- See Exhibit 5.

    24.1        Power of Attorney.                                                     11

    24.2        Power of Attorney.                                                     12




                               Page 7 of 12 Pages